INDEPENDENT AUDITOR’S CONSENT

We consent to the use in this Registration Statement on Form SB-2 of our report dated June 12, 2007 with respect to financial statements of EnerJex Resources, Inc. for the years ended March 31, 2007 and 2006, filed with the Securities and Exchange Commission.

/s/Weaver & Martin LLC

Weaver & Martin LLC

Kansas City, Missouri

December 26, 2007